--------------------------------------------------------------------------------
                                                                     EXHIBIT 2.2






                          AGREEMENT AND PLAN OF MERGER


                                  by and Among


                                 TOY BIZ, INC.,


                        MARVEL ENTERTAINMENT GROUP, INC.



                                       and



                              MEG ACQUISITION CORP.




                                   dated as of


                                 August 12, 1998



-------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                               Page

 ARTICLE I           THE MERGER...................................................................................2
          Section 1.1      The Merger.............................................................................2
          Section 1.2      Closing................................................................................2
          Section 1.3      Effective Time.........................................................................2
          Section 1.4      Certificate of Incorporation and By-Laws...............................................2
          Section 1.5      Directors and Officers of the Surviving Corporation....................................2

 ARTICLE II          CONVERSION OF SECURITIES.....................................................................3
          Section 2.1      Common Stock of Acquisition............................................................3
          Section 2.2      Conversion of Marvel Common Stock......................................................3
          Section 2.3      Stock Transfer Books...................................................................3

 ARTICLE III         REPRESENTATIONS AND WARRANTIES
          OF THE COMPANY AND ACQUISITION..........................................................................4
          Section 3.1      Organization, Standing and Corporation Power...........................................4
          Section 3.2      Authorization; Validity of Agreement; Company Action ..................................4
          Section 3.3      Consents and Approvals; No Violations..................................................4
          Section 3.4      Subsidiary Ownership...................................................................5

 ARTICLE IV          COVENANTS ...................................................................................5
          Section 4.1      Affiliates.............................................................................5

 ARTICLE V           CONDITIONS...................................................................................5
          Section 5.1      Conditions to Each Party's Obligation to Effect the Mergers............................5
          Section 5.2      Conditions to Marvel's Obligations to Effect the Merger................................6

 ARTICLE VI          TERMINATION .................................................................................6
          Section 6.1      Termination............................................................................6
          Section 6.2      Effect of Termination..................................................................7

 ARTICLE VII         MISCELLANEOUS................................................................................7
          Section 7.1      Fees and Expenses......................................................................7
          Section 7.2      Amendment, Modification and Other Action...............................................7
          Section 7.3      Nonsurvival of Representations and Warranties..........................................7
          Section 7.4      Notices................................................................................7
          Section 7.5      Interpretation.........................................................................8
          Section 7.6      Counterparts...........................................................................8
          Section 7.7      Entire Agreement, No Third Party Beneficiaries; Rights of Ownership....................8
          Section 7.8      Severability...........................................................................9
          Section 7.9      Governing Law..........................................................................9
          Section 7.10     Assignment.............................................................................9
          Section 7.11     Enforcement............................................................................9

639604.12
                                        i

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of August 12, 1998, by and among Toy Biz, Inc. a Delaware corporation (the "Company"), Marvel Entertainment Group, Inc., a Delaware corporation ("Marvel"), and MEG
Acquisition Corp., a Delaware corporation and a newly formed and direct wholly-owned subsidiary of the Company ("Acquisition").

     WHEREAS, the Board of Directors of Acquisition has unanimously approved, and deems it advisable and in the best interests of its stockholders to consummate, the merger (the "Merger") of Acquisition with and into Marvel, with Marvel to be the Surviving Corporation (as hereinafter defined), upon the terms and subject to the conditions set forth in this Agreement and in the Fourth Amended Joint Plan of Reorganization proposed by the Company and certain senior creditors of Marvel which is attached hereto as Exhibit A (the "Plan"). Capitalized terms used in this Agreement which are not defined in this Agreement have the same meaning in this Agreement as in the Plan. In connection with the Merger, each issued and outstanding share of common stock, par value $ .01 per share, of Marvel (the "Marvel Common Stock"), will be canceled, and Stockholder Series A Warrants, Stockholder Series B Warrants, and Stockholder Series C Warrants (collectively, "Stockholder Warrants") and an interest in a litigation trust, all as set forth in the Plan, will be issued to the holders of record of shares of Marvel Common Stock as of the Effective Time (as defined in Section
1.3 hereof); and

     WHEREAS, the chapter 11 trustee of Marvel has approved, and deems it advisable and in the best interests of the stockholders and creditors of Marvel to consummate the Merger of Acquisition with and into Marvel, with Marvel as the Surviving Corporation (as hereinafter defined), upon the terms and subject to the conditions set forth in this Agreement and in the Plan; and

     WHEREAS,  Marvel,  together  with  eight of its  wholly-owned  subsidiaries
(collectively with Marvel, the "Marvel Debtors"), are chapter 11 debtors and debtors in possession in cases pending under chapter 11 of title 11 of The United States Code (11 U.S.C. ss.ss. 101 et seq.) (the "Bankruptcy Code"), having commenced voluntary cases (Nos. 96-2066 through 96-2077 (HSB)) (the "Reorganization Cases") in the United States Bankruptcy Court for the District of Delaware (such Reorganization Cases having subsequently been transferred to the United States District Court for the District of Delaware (the "District Court")); and

     WHEREAS, it is the intention of the parties hereto that the transactions contemplated hereby be implemented in connection with the consummation the Plan.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:



639604.12

                                    ARTICLE I

                                   THE MERGER

          Section 1.1 The Merger. Upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and the Plan, and upon the authority granted by the order entered by the District Court confirming the Plan (the "Confirmation Order"), at the Effective Time (as defined in Section 1.3 hereof), Marvel and Acquisition shall consummate the Merger pursuant to which (a) Acquisition shall be merged with and into Marvel, and the separate corporate existence of
Acquisition shall thereupon cease, (b) Marvel shall be the successor or surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be covered by the laws of the State of Delaware, including the DGCL, and (c) all of the rights, privileges, immunities, powers and franchises of Marvel and Acquisition shall vest in the Surviving Corporation and all obligations, duties, debts and liabilities of Marvel and Acquisition shall become the obligations, duties, debts and liabilities of the Surviving Corporation.

          Section 1.2 Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
Section 6.1 hereof, and subject to the satisfaction or waiver of the conditions set forth in Article V hereof, the closing of the Merger (the "Closing") shall take place at 10:00 a.m. on a date to be specified by the parties hereto, which shall be no later than the second business day after satisfaction or waiver of all of the conditions set forth in Article V hereof (the "Closing Date"), at the offices of Battle Fowler LLP, 75 East 55th Street, New York, New York 10022, unless another date or place is agreed to in writing, by the parties hereto.

          Section 1.3 Effective Time. The Company, Marvel and Acquisition will cause a certificate of merger (the "Certificate of Merger") to be executed and filed for the Merger on the Closing Date (or on such other date as to which the Company and Marvel may agree) with the Secretary of State of the State of Delaware (the "Secretary of State") as provided in the DGCL. The Merger shall become effective on the date on which the Certificate of Merger has been duly filed with the Secretary of State or such time after that date as is agreed upon by the parties hereto and specified in the Certificate of Merger, and such time is hereinafter referred to as the "Effective Time."

          Section 1.4 Certificate of Incorporation and By-Laws. At the Effective Time, the certificate of incorporation of Acquisition (the "Acquisition Certificate"), as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law. The by-laws of Acquisition (the "Acquisition By-Laws"), as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter amended in accordance with applicable law.

          Section 1.5 Directors and Officers of the Surviving Corporation. The individuals listed on Exhibit B attached hereto shall be the directors and officers, respectively, of the Surviving Corporation until their successors shall have been duly elected or appointed or qualified or until their

639604.12
                                        2
earlier  death,   resignation  or  removal  in  accordance  with  the  Surviving
Corporation's Certificate of Incorporation and By-Laws.


                                   ARTICLE II

                            CONVERSION OF SECURITIES

          Section 2.1 Common Stock of Acquisition. Each share of common stock of Acquisition issued and outstanding immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, will be converted into and become one validly issued, fully paid and nonassessable share of common stock, $.01 par value par share, of the Surviving Corporation.

          Section 2.2 Conversion of Marvel Common Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the Company, Marvel, Acquisition or the holders of shares of Company Common Stock:

          (a) Marvel Common Stock. Each issued and outstanding share of the Marvel Common Stock shall be canceled, and each holder of record of shares of Marvel Common Stock as of the Effective Time (other than shares of Marvel Common Stock to be canceled in accordance with Section 2.2(b) hereof) shall thereupon have the right to receive Stockholder Warrants and an interest in a litigation trust, as set forth in the Plan. As of the Effective Time, all shares of Marvel Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Marvel Common Stock shall cease to have any rights with respect thereto, except the right to receive the certificates representing the Stockholder Warrants (the "Stockholder Warrant Certificates") to be issued in consideration for the shares formerly represented thereby in accordance with this Section 2.2, without interest.

          (b) Cancellation of Treasury Stock and Company-Owned Stock. All shares of Marvel Common Stock that are owned by the Company and all shares of Marvel Common Stock owned by Marvel or any wholly-owned subsidiary of Marvel shall be canceled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

          Section 2.3 Stock Transfer Books. At the Effective Time, the stock transfer books of Marvel shall be closed and there shall be no further registration of transfers of Marvel Common Stock or options or warrants to purchase shares of Marvel thereafter on the records of Marvel.



639604.12
                                        3

                                   ARTICLE III

          REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND ACQUISITION

          The Company and Acquisition severally represent and warrant to Marvel as follows:

          Section 3.1 Organization, Standing and Corporation Power. Each of the Company and Acquisition is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and each of them has all requisite corporate power and authority to carry on its business substantially as now conducted, except where the failure to do so would not have, individually or in the aggregate, a Material Adverse Effect. For purposes hereof, the term "Material Adverse Effect" means any change or effect that is or is reasonably expected to be materially adverse to the condition (financial or otherwise), business, assets or results of operations of the Company and its subsidiaries taken as a whole or adversely effects the ability of the Company to consummate the transactions contemplated by this Agreement in any material respect or materially impairs or delays the Company's ability to perform its obligations hereunder.

          Section 3.2 Authorization; Validity of Agreement; Company Action. The execution, delivery and performance by each of the Company and Acquisition of this Agreement and the consummation of the Merger by the Company and Acquisition are within the corporate powers and authority of each of the Company and Acquisition and have been duly authorized by all necessary corporate action, as the case may be, on the part of each of the Company and Acquisition. Each of the Company, as sole stockholder of Acquisition, and the Board of Directors of Acquisition has approved the Merger and no further corporate or stockholder action is required on the part of Acquisition in connection with the consummation of the Merger other than the filing of the Certificate of Merger as contemplated by this Agreement. This Agreement has been duly executed and delivered by each of the Company and Acquisition and, assuming this Agreement constitutes the valid and binding agreement of Marvel, constitutes a valid and binding obligation of each of the Company and Acquisition, enforceable against each such party in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies and to general principles of equity. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement, will not conflict with any of the provisions of the Acquisition Certificate or Acquisition By-Laws.

          Section 3.3 Consents and Approvals; No Violations. Except for the filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, (a) the Securities Act of 1933, as amended (the "Securities Act"), (b) the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (c) the Bankruptcy Code (or filings with, or authorizations of, the Bankruptcy Court or District Court), and (d) the DGCL, and assuming the filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), are made and the waiting period thereunder has been terminated or has expired, neither the execution, delivery or performance of this Agreement by the Company and Acquisition nor the consummation by the Company and Acquisition of the transactions contemplated hereby nor

639604.12
                                        4
compliance by the Company and Acquisition with any of the provisions hereof will
(i) conflict with or result in any breach of any provision of the certificate of incorporation or the by-laws of the Company, Acquisition or any of their subsidiaries, (ii) require any filing with, or permit, authorization, consent or approval of, any court, arbitral tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a "Governmental Entity"), or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company and Acquisition, their subsidiaries or any of their properties or assets, excluding from the foregoing clauses (ii) and
(iii) such violations, breaches or defaults which would not, individually or in the aggregate, have a material adverse effect on the Company, Acquisition and their subsidiaries, taken as a whole, and which will not materially impair the ability of the Company and Acquisition to consummate the transactions contemplated hereby or by the Plan.

          Section 3.4 Subsidiary Ownership. As of the date hereof, the Company owns all of the outstanding capital stock of Acquisition. Acquisition was formed by the Company solely for the purpose of engaging in the transactions contemplated by this Agreement. Except as contemplated by this Agreement, Acquisition has not engaged, directly or through any subsidiary, in any business activities of any type or kind whatsoever.


                                   ARTICLE IV

                                    COVENANTS

          Section 4.1 Affiliates. Prior to the Closing Date, Marvel shall deliver to the Company a letter identifying all persons who are "affiliates" of Marvel for purposes of Rule 145 under the Securities Act. The Company shall use its best efforts to cause each such person or entity to deliver to the Company on or prior to the Closing Date a written agreement substantially in the form attached hereto as Exhibit C. The Company shall be entitled to cause to be placed appropriate legends on any certificates evidencing Stockholder Warrants or shares of stock issued on exercise of Stockholder Warrants to be received by each such person or entity pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for such Stockholder Warrants or shares, to the effect that such Stockholder Warrants or shares received or to be received by such person or entity pursuant to the terms of this Agreement may only be sold, transferred or otherwise conveyed, and the holder thereof may only reduce such holder's interest in or risks relating to such shares, pursuant to an effective registration statement under the Securities Act, in accordance with the provisions of paragraph (d) of Rule 145, or in a manner not requiring registration under or pursuant to an exemption provided from registration under the Securities Act.

                                    ARTICLE V

                                   CONDITIONS

          Section 5.1 Conditions to Each Party's Obligation to Effect the Mergers. The respective obligation of each party to effect the Merger shall be subject to the satisfaction on or prior

639604.12
                                        5
to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by the Company, Marvel or Acquisition, as the case may be, to the extent permitted by applicable law:

          (a) HSR Act. Any waiting period (including any extension thereof) under the HSR Act applicable to the Merger shall have expired or been terminated;

          (b) Statutes; Consents. No statute, rule, order, decree or regulation shall have been enacted or promulgated by any Governmental Entity which prohibits the consummation of the Merger and all governmental consents, orders and approvals required for the consummation of the Merger and the transactions contemplated hereby shall have been obtained and shall be in effect at the Effective Time;

          (c)  Injunctions.   There  shall  be  no  order  or  injunction  of  a
     Governmental  Entity  of  competent   jurisdiction  in  effect  precluding,
     restraining, enjoining or prohibiting consummation of the Merger; and

          (d) Confirmation Order. The District Court shall have entered the Confirmation Order and its effectiveness and enforceability shall not be subject to any stay or injunction and all conditions to the consummation of the Plan shall have been satisfied or duly waived in accordance with the Plan.

          Section 5.2 Conditions to Marvel's Obligations to Effect the Merger. Furthermore, the obligations of Marvel to consummate the Merger are subject to the fulfillment of the conditions, which may be waived in whole or in part by Marvel, that the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the Effective Time after giving effect to the Merger as if made at and as of such time.


                                   ARTICLE VI

                                   TERMINATION

          Section 6.1 Termination. This Agreement may be terminated and the Mergers contemplated herein may be abandoned at any time prior to the Effective Time, whether before or after stockholder approval thereof:

          (a)  By  mutual   written   agreement  of  the  Company,   Marvel  and
     Acquisition;

          (b) By Marvel or the Company and Acquisition, if the Closing shall not have taken place on or before October 2, 1998; provided that the failure of the Closing to occur on or before such date is not the result of the breach of any representation or warranty or the failure to perform any covenant or agreement or satisfy any condition hereunder by the party seeking to so terminate;

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




          (c) By Marvel or the Company and Acquisition, upon written notice given to the other if there shall be any law or regulation of any competent authority that makes consummation of the Merger illegal or otherwise prohibited, or if any governmental entity of competent jurisdiction shall have issued a final non-appealable order, judgment, injunction or order enjoining or otherwise prohibiting the transactions contemplated by this Agreement; or

          (d) By Marvel if the Company or Acquisition breach their representations and warranties in any material respect and such breach has not been cured to Marvel's reasonable satisfaction within 10 days of the notice by Marvel to the Company and Acquisition of such breach.

          Section 6.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 6.1 hereof, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void, and there shall be no liability on the part of any party hereto.


                                   ARTICLE VII

                                  MISCELLANEOUS

          Section 7.1 Fees and Expenses. Except as contemplated by this Agreement, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses.

          Section 7.2 Amendment, Modification and Other Action. Subject to applicable law, this Agreement may be amended, modified and supplemented in any and all respects by written agreement of the parties hereto, at any time prior to the Closing Date with respect to any of the terms contained herein.

          Section 7.3 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time.

          Section 7.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):


639604.12
                                        7
                         if to the Company or Acquisition, to:

                         Toy Biz, Inc.
                         685 Third Avenue
                         New York, New York  10017
                         Attention: Executive Vice President, Business Affairs

                         with a copy to:
                         Battle Fowler, LLP
                         75 East 55th Street
                         New York, New York  10022
                         Attention: Lawrence Mittman, Esq.

                         if to Marvel, to:

                         Marvel Entertainment Group, Inc.
                         387 Park Avenue South
                         9th Floor
                         New York, New York  10016
                         Attention: Joseph Calamari

                         with a copy to:
                         Gibbons, Del Deo, Dolan,
                            Griffinger & Vecchione
                         One Riverfront Plaza
                         Newark, New Jersey  07102
                         Attention: Frank E. Lawatsch, Jr.

          Section 7.5 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation". As used in this Agreement, the term "affiliate(s)" shall have the meaning set forth in Rule 12b-2 under the Exchange Act.

          Section 7.6 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and, if executed in counterparts, shall become effective when two or more counterparts have been signed by the parties and delivered to the other parties.

          Section 7.7 Entire Agreement, No Third Party Beneficiaries; Rights of Ownership. This Agreement (including the documents and the instruments referred to herein): (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

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




          Section 7.8 Severability. If any term, provision, covenant or restriction of this Agreement is held by a Governmental Entity of competent jurisdiction to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          Section 7.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

          Section 7.10 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

          Section 7.11 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.


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



          IN WITNESS WHEREOF, the Company, Marvel and Acquisition have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                  TOY BIZ, INC.


                                  By:/s/WILLIAM H. HARDIE, III
                                     -------------------------------------------

                                      Name:  William H. Hardie, III
                                      Title: Executive Vice President,
                                             Business Affairs and Secretary


                                  MARVEL ENTERTAINMENT GROUP, INC.


                                  By:/s/JOHN J. GIBBONS
                                     -------------------------------------------

                                     John J. Gibbons, as chapter 11 trustee


                                    MEG ACQUISITION CORP.


                                 By:/s/WILLIAM H. HARDIE, III
                                     -------------------------------------------

                                     Name:  William H. Hardie
                                     Title: Vice President and Secretary

639604.12
                                       10

                          EXHIBIT A to Merger Agreement






                   Fourth Amended Joint Plan of Reorganization
                Proposed by the Secured Lenders and Toy Biz, Inc.




639604.12
                                       A-1

                          EXHIBIT B to Merger Agreement


               Directors and Officers of the Surviving Corporation




                                    Directors

                                Joseph M. Ahearn
                             William H. Hardie, III
                                 David J. Fremed




                                    Officers

                    Joseph M. Ahearn:             President
                    William H. Hardie, III:       Secretary and Vice President
                    David J. Fremed:              Treasurer
                    Sidney Taubman:               Vice President



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





                          EXHIBIT C to Merger Agreement





Marvel Enterprises, Inc.
685 Third Avenue
New York, NY  10017

Gentlemen:

          The undersigned is a holder of shares of common stock ("MEG Common Stock") of Marvel Entertainment Group, Inc. ("MEG") and will receive Stockholder Series A Warrants, Stockholder Series B Warrants and Stockholder Series C Warrants (the "Warrants"), and upon exercise of such Warrants shares of common stock and preferred stock of Marvel Enterprises, Inc. (the "Marvel Enterprises Securities"), in connection with the merger (the "Merger") of MEG with and into MEG Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Marvel Enterprises, Inc. The undersigned acknowledges that the undersigned may be deemed an "affiliate" of MEG within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Act"), although nothing contained herein should be construed as an admission of such fact.

          If, in fact, the undersigned were an affiliate under the Act, the undersigned's ability to sell, assign or transfer the Marvel Enterprises Securities received in exchange for MEG Common Stock pursuant to the Merger might be restricted unless the securities involved in such transaction were registered under the Act or an exemption from such registration were available. The undersigned understands that such exemptions are limited and the undersigned

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                                       C-1
has obtained advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Act.

          The undersigned hereby covenants with Marvel Enterprises, Inc. that the undersigned will not offer to sell, assign, transfer or otherwise dispose of any of the Marvel Enterprises Securities received in exchange for shares of MEG Common Stock pursuant to the Merger except (i) pursuant to an effective Registration Statement under the Act, (ii) in compliance with Rule 145 under the Act or (iii) in a transaction which does not require registration under the Act. In the event of a sale or other disposition pursuant to Rule 145, the undersigned will supply Marvel Enterprises, Inc. with evidence of compliance with such Rule, in the form of a letter in the form of Exhibit A hereto and an opinion, in form and substance reasonably acceptable to Marvel Enterprises, Inc., from independent counsel reasonably satisfactory to Marvel Enterprises, Inc. The undersigned understands that Marvel Enterprises, Inc. may instruct its transfer agent to withhold the transfer of any securities disposed of by the undersigned except in compliance with this letter. The undersigned acknowledges and agrees that appropriate legends will be placed on certificates representing Marvel Enterprises Securities received by the undersigned in the Merger or held by a transferee thereof, which legends will be removed by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to Marvel Enterprises, Inc. from independent counsel reasonably satisfactory to Marvel Enterprises, Inc. to the effect that such legends are no longer required for purposes of the Act.

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                                       C-2

          The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Marvel Enterprises Securities and (ii) the receipt by Marvel Enterprises, Inc. of this letter is an inducement and a condition to Marvel Enterprises, Inc.'s obligations to consummate the Merger.



                                           Very truly yours,



Dated: ____________________



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                                       C-3

                                                  EXHIBIT A to Rule 145 Letter




                                                                          [DATE]

Marvel Enterprises, Inc.
685 Third Avenue
New York, NY  10017

Gentlemen:

          On ___________, I sold ________ Stockholder Series A Warrants, ________ Stockholder Series B Warrants, _________ Stockholder Series C Warrants,
_____ shares of common stock, par value $.01 per share and/or ____________ shares of preferred stock, par value $.01 per share ("Marvel Enterprises Securities"), of Marvel Enterprises, Inc. (the "Company") which I received pursuant to the merger of Marvel Entertainment Group, Inc. with and into MEG Acquisition Corp., a wholly owned subsidiary of the Company.

          Based upon the most recent report or statement filed by the Company with the Securities and Exchange Commission, the Marvel Enterprises Securities sold by me were within the prescribed limitations set forth in paragraph (e) of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act").

          I hereby represent that the above-described Marvel Enterprises Securities were sold in "brokers' transactions" within the meaning of Section 4(4) of the Act or in transactions directly with a "market maker" as that term is defined in Section (3)(a)(38) of the Securities Exchange Act of 1934, as amended. I further represent that I have not solicited or arranged for the solicitation of orders to buy the above-described Marvel Enterprises Securities, and that I have not made any payment in connection with the offer or sale of such shares to any person other than to the broker who executed the order in respect of such sale.


                                         Very truly yours,


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                                       C-4